Exhibit 99.1

Esports Entertainment Group Appoints Damian Mathews as Chief Financial Officer

Hoboken, New Jersey–(Newsfile Corp. – March 14, 2022) – Esports Entertainment Group, Inc. (NASDAQ: GMBL) (NASDAQ: GMBLW) (or the “Company”) today announced that it has named Damian Mathews, a member of the Company’s Board of Directors and Chairman of the Audit Committee, as its new Chief Financial Officer effective April 2, 2022, replacing Dan Marks.

“Damian Mathews brings more than 25 years of global experience, working across banking, private equity and real estate,” said Grant Johnson, CEO of Esports Entertainment Group. “Damian has been a valuable part of the Company’s board since 2020 and we’re confident Damian’s expertise and leadership will make him a critical partner as we execute on our strategic and financial plan for this year and beyond.”

“I am delighted to accept the appointment as EEG’s Chief Financial Officer,” added Mathews. “The Company has grown rapidly and has immense ambition in the exciting industry of esports. 2022 will be a pivotal and exciting time as we aim to continue to grab market share and develop and enhance our products to drive strong unit economics. I believe the Company’s product offerings are at the early stages of their growth cycles and well-positioned to capitalize on a sizable market opportunity and evolving consumer behaviors. I look forward to helping Esports Entertainment Group in its efforts to further expand its market share in the coming year.”

Damian Mathews served as CFO of the Qatar and Abu Dhabi Investment Company from 2014 to 2020 and as Director of his own consultancy, NZ Pacific Investments, from 2012 to 2014. From 2009 to 2012 he held various senior management positions at Commonwealth Bank of Australia Group. He also held various positions of growing stature at ABN Amro, Royal Bank of Scotland, Credit Suisse First Boston and KPMG between 1994 and 2009. Mathews holds a joint honors undergraduate degree in Economics and Politics from the University of Bristol in the UK and is a fellow of the Institute of Chartered Accountants in England and Wales.

About Esports Entertainment Group

Esports Entertainment Group is a full stack esports and online gambling company fueled by the growth of video-gaming and the ascendance of esports with new generations. Our mission is to help connect the world at large with the future of sports entertainment in unique and enriching ways that bring fans and gamers together. Esports Entertainment Group and its affiliates are well-poised to help fans and players to stay connected and involved with their favorite esports. From traditional sports partnerships with professional NFL/NHL/NBA/FIFA teams, community-focused tournaments in a wide range of esports, and boots-on-the-ground LAN cafes, EEG has influence over the full-spectrum of esports and gaming at all levels. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

Investor Relations Inquires

jeff@esportsentertainmentgroup.com

JCIR

Joseph Jaffoni, James Leahy, Norberto Aja

(212) 835-8500

gmbl@jcir.com

Media Inquiries

brandon.apter@esportsentertainmentgroup.com
eeg@kcsa.com